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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Lamar Advertising Company:

We consent to the inclusion of our report dated March 3, 2000, with respect to the consolidated balance sheet of Advantage Outdoor Company, LP and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, member's equity, and cash flows for the year then ended, which report appears in Form 8-K of Lamar Advertising Company dated October 16, 2000.

/s/ KPMG, LLP

Houston, Texas
October 16, 2000